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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                     ---------------------------------------

                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  May 16, 1996





                            ELECTRONIC DESIGNS, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)





                    DELAWARE                           1-12200                        04-3298416
                    --------                           -------                        ----------
          (State or other jurisdiction         (Commission file number)           (I.R.S. Employer
               of Incorporation)                                                 Identification Number)




          One Research Drive, Westborough, Massachusetts                                01581
          ----------------------------------------------                                -----
            (Address of Principal Executive Offices)                                 (Zip Code)



                                 (508) 366-5151
                                 --------------
              (Registrant's Telephone Number, Including Area Code)





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   (Former Name, Former Address and Formal Fiscal Year, if Changed Since Last
                                    Report)



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ITEM 5 - OTHER EVENTS

At or about the close of business on May 16, 1996, a registration statement on Form S-3 for the sale of 3,775,388 shares of common stock by certain shareholders became effective. The registration statement was filed as a result of a registration rights agreement entered into with investors in private placements used primarily to fund the acquisition of Electronic Designs, Inc., a privately held Massachusetts corporation, in October 1995. Of the shares being registered, approximately 1.5 million represent shares of common stock issuable upon conversion of the Company's outstanding Series A preferred stock.








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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 Electronic Designs, Inc.
                                                 ------------------------
                                                 (Registrant)





Dated:  May 21, 1996
                                                 /s/ Frank D. Edwards
                                                 ----------------------------
                                                 Frank D. Edwards,
                                                 Senior Vice President and
                                                 Chief Financial Officer







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